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                                                                                                                          Exhibit A

                                             IPALCO ENTERPRISES, INC. and SUBSIDIARIES
                                          Consolidated Balance Sheets, December 31, 2002
                                                      (Dollars In Thousands)




                                                                                               Consolidating
                                                 Consolidated  Consolidated                       Entries
                                                     MACR          IPL        Enterprises    Debit       Credit       Consolidation

ASSETS
UTILITY PLANT:
  Utility plant in service                                 $0    $3,144,472           $0           $0           $0     $3,144,472
  Less accumulated depreciation                             0     1,536,986            0            0            0      1,536,986
----------------------------------------------------------------------------------------------------------------------------------
    Utility plant in service - net                          0     1,607,486            0            0            0      1,607,486
  Construction work in progress                             0        73,696            0            0            0         73,696
  Property held for future use                              0         7,708            0            0            0          7,708
----------------------------------------------------------------------------------------------------------------------------------
    Utility plant - net                                     0     1,688,890            0            0            0      1,688,890
----------------------------------------------------------------------------------------------------------------------------------
OTHER ASSETS - net                                      4,214         5,040      702,636            0      700,360         11,530
----------------------------------------------------------------------------------------------------------------------------------
CURRENT ASSETS:
  Cash and cash equivalents                             1,151        25,077        5,201            0            0         31,429
  Financial investments                                     0             0            0            0            0              0
  Accounts receivable (less allowance
    for doubtful accounts - $1,556)                        72        41,473           (2)          58            0         41,601
  Receivable due from parent                                0            81            0            0           81              0
  Fuel - at average cost                                    0        22,023            0            0            0         22,023
  Materials and supplies-at average cost                   (3)       47,880           (3)           0            0         47,874
  Tax refund receivable                                     0         4,166            0            0          861          3,305
  Prepayments and other current assets                      0         4,498            0            0           40          4,458
----------------------------------------------------------------------------------------------------------------------------------
      Total current assets                              1,220       145,198        5,196           58          982        150,690
----------------------------------------------------------------------------------------------------------------------------------
DEFERRED DEBITS:

  Regulatory assets                                         0       140,768            0            0            0        140,768
  Miscellaneous                                             8        20,153        8,876            0            0         29,037
----------------------------------------------------------------------------------------------------------------------------------
      Total deferred debits                                 8       160,921        8,876            0            0        169,805
----------------------------------------------------------------------------------------------------------------------------------
      TOTAL                                            $5,442    $2,000,049     $716,708          $58     $701,342     $2,020,915
==================================================================================================================================







                                             IPALCO ENTERPRISES, INC. and SUBSIDIARIES
                                          Consolidated Balance Sheets, December 31, 2002
                                                      (Dollars In Thousands)



                                                                                               Consolidating
                                                 Consolidated  Consolidated                       Entries
                                                     MACR          IPL        Enterprises    Debit       Credit       Consolidation

CAPITALIZATION AND LIABILITIES

CAPITALIZATION:
  Common shareholders' equity:
    Common stock                                           $2      $324,537           $0     $324,539           $0             $0
    Premium and net gain on preferred
      stock                                                 0         2,642            0        1,993            0            649
    Miscellaneous Paid-in Capital                      13,700             0            0       13,700            0              0
    Retained earnings                                  (9,312)      368,950      (39,987)     360,128            0        (40,477)
    Accumulated other comprehensive income                 (2)      (52,619)           0            0            0        (52,621)
    Treasury stock, at cost                                 0             0            0            0            0              0
----------------------------------------------------------------------------------------------------------------------------------
        Total common shareholders' equity               4,388       643,510      (39,987)     700,360            0        (92,449)

    Cumulative preferred stock                              0        59,135            0            0            0         59,135
    Long-term debt                                          0       622,007      750,000            0            0      1,372,007
----------------------------------------------------------------------------------------------------------------------------------
        Total capitalization                            4,388     1,324,652      710,013      700,360            0      1,338,693
----------------------------------------------------------------------------------------------------------------------------------
CURRENT LIABILITIES:
  Notes payable-banks and commercial paper                  0             0            0            0            0              0
  Current maturities and sinking fund
      requirements                                        300             0            0            0            0            300
  Accounts payable and accrued expenses                 2,004        46,449           28            0          706         49,187
  Dividends payable                                         0           797           77            0            0            874
  Taxes accrued                                          (220)       30,071       (2,942)         900            0         26,009
  Interest accrued                                         34        14,629        8,125            0            0         22,788
  Other current liabilities                                 2        12,827          726          728            0         12,827
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        Total current liabilities                       2,120       104,773        6,014        1,628          706        111,985
----------------------------------------------------------------------------------------------------------------------------------
DEFERRED CREDITS AND OTHER
  LONG-TERM LIABILITIES:
  Accumulated deferred income taxes                    (1,066)      338,322          680            0            0        337,936
  Unamortized investment tax credit                         0        30,927            0            0            0         30,927
  Accrued postretirement benefits                           0         5,965            0            0            0          5,965
  Accrued pension benefits                                  0       186,761            0            0            0        186,761
  Miscellaneous                                             0         8,649            0            0            0          8,649
----------------------------------------------------------------------------------------------------------------------------------
        Total deferred credits and other
        long-term liabilities                          (1,066)      570,624          680            0            0        570,238
----------------------------------------------------------------------------------------------------------------------------------
      TOTAL                                            $5,442    $2,000,049     $716,707     $701,988         $706     $2,020,916
==================================================================================================================================

                                                            0             0           (1)     702,046      702,048              1





                                        IPALCO ENTERPRISES, INC. and SUBSIDIARIES EXHIBIT A
                                                 Statements of Consolidated Income
                                               For the Year Ended December 31, 2002
                                                      (Dollars In Thousands)



                                                                                               Consolidating
                                                 Consolidated  Consolidated                       Entries
                                                     MACR          IPL        Enterprises    Debit       Credit       Consolidation

UTILITY OPERATING REVENUES:
  Electric                                                 $0      $817,967           $0           $0           $0       $817,967
  Steam                                                     0             0            0            0            0              0
----------------------------------------------------------------------------------------------------------------------------------
        Total operating revenues                            0       817,967            0            0            0        817,967
----------------------------------------------------------------------------------------------------------------------------------
UTILITY OPERATING EXPENSES:
  Operation:
    Fuel                                                    0       173,028            0            0            0        173,028
    Other                                                   0       109,313            0            0            0        109,313
  Power purchased                                           0        18,002            0            0            0         18,002
  Purchased steam                                           0             0            0            0            0              0
  Maintenance                                               0        62,065            0            0            0         62,065
  Voluntary early retirement program benefit costs          0             0            0            0            0              0
  Depreciation and amortization                             0       117,985            0            0            0        117,985
  Taxes other than income taxes                             0        30,596            0            0            0         30,596
  Income taxes - net                                        0       106,392            0            0            0        106,392
----------------------------------------------------------------------------------------------------------------------------------
        Total operating expenses                            0       617,381            0            0            0        617,381
----------------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME                                            0       200,586            0            0            0        200,586
----------------------------------------------------------------------------------------------------------------------------------
OTHER INCOME AND DEDUCTIONS:
  Allowance for equity funds used
    during construction                                     0         3,927            0            0            0          3,927
  Other - net                                          (3,142)         (590)     160,280            0      161,554         (5,006)
  Gain (Loss) on sale of assets                             0         4,798            0            0          420          4,378
  Gain on sale of available for sale securities, net
   of expenses                                              0             0            0            0            0              0
  Income taxes - net                                    1,832        (1,323)      22,675            0            0         23,184
----------------------------------------------------------------------------------------------------------------------------------
        Total other income and deductions-net          (1,310)        6,812      182,955            0      161,974         26,483
----------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INTEREST AND OTHER CHARGES               (1,310)      207,398      182,955            0      161,974        227,069
----------------------------------------------------------------------------------------------------------------------------------
INTEREST AND OTHER CHARGES:
  Interest on long-term debt                                0        40,334       57,188            0            0         97,522
  Allowance for borrowed funds
    used during construction                                0        (1,811)           0            0            0         (1,811)
  Other interest                                            0           493           10            0           10            493
  Amortization of redemption premiums
    and expenses on debt - net                              0         1,895          811            0            0          2,706
  Preferred dividend
   requirements of subsidiary                               0         3,213            0            0            0          3,213
----------------------------------------------------------------------------------------------------------------------------------
        Total interest and other charges - net              0        44,124       58,009            0           10        102,123
----------------------------------------------------------------------------------------------------------------------------------
      INCOME BEFORE EXTRAORDINARY ITEM                ($1,310)     $163,274     $124,946           $0     $161,964       $124,946
----------------------------------------------------------------------------------------------------------------------------------
      EXTRAORDINARY LOSS ON EARLY
          RETIREMENT OF DEBT                                0             0            0            0            0              0
----------------------------------------------------------------------------------------------------------------------------------
      NET INCOME                                      ($1,310)     $163,274     $124,946           $0     $161,964       $124,946
==================================================================================================================================
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                                                                      0
                                                                                                                      ============
EARNINGS PER SHARE OF COMMON STOCK                                                                                          $0.00
                                                                                                                      ============




                                             IPALCO ENTERPRISES, INC. and SUBSIDIARIES
                                           Statements of Consolidated Retained Earnings
                                               For the Year Ended December 31, 2002
                                                      (Dollars In Thousands)





                                                                                               Consolidating
                                                 Consolidated  Consolidated                       Entries
                                                     MACR          IPL        Enterprises    Debit       Credit       Consolidation



RETAINED EARNINGS AT BEGINNING OF YEAR                   $399      $363,083      $15,538           $0     $363,971        $15,049

NET INCOME                                             (1,310)      166,487      124,946            0      165,177        124,946
----------------------------------------------------------------------------------------------------------------------------------
      Total                                              (911)      529,570      140,484            0      529,148        139,995
----------------------------------------------------------------------------------------------------------------------------------

DEDUCT:
  Cash dividends declared:
    Cumulative preferred stock - at
      prescribed rate of each series                        0         3,213            0            0        3,213              0
    Common dividends                                    8,400       157,407       14,665            0            0        180,472
    Dividends to parent                                     0             0            0            0            0              0
                                                 ---------------------------------------------------------------------------------
      Total                                             8,400       160,620       14,665            0        3,213        180,472
----------------------------------------------------------------------------------------------------------------------------------

RETAINED EARNINGS AT END OF YEAR                      ($9,311)     $368,950     $125,819           $0     $525,935       ($40,477)
==================================================================================================================================

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